Sub-Item 77C

DREYFUS TAX EXEMPT CASH MANAGEMENT FUNDS

Dreyfus Tax Exempt Cash Management

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Meeting of Shareholders of Dreyfus Tax Exempt Cash Management (the “Fund”) was held on February 12, 2010 at 12:00 pm.  Out of a total of 6,292,774,455.860 shares (“Shares”) entitled to vote at the Meeting, a total of 2,872,248,899.710 shares were represented at the Meeting, in person or by proxy.  The meeting was adjourned to February 12, 2010 at 5:00 pm, not having received the required vote of the holders.  The breakdown of the vote is as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the amending          2,393,705,339.410       315,115,215.590        163,428,344.710

Fund’s policy regarding

borrowing

2. To approve the Fund’s              2,392,169,693.800        317,205,912.230       162,873,293.680

policy regarding lending

3. To permit investment in            2,433,762,700.360       286,283,020.590        152,203,178.760

other investment companies

A Special Meeting of Shareholders of Dreyfus Tax Exempt Cash Management (the “Fund”) was held on February 12, 2010 at 5:00 pm.  Out of a total of 6,292,774,455.860 shares (“Shares”) entitled to vote at the Meeting, a total of 2,873,594,808.480 shares were represented at the Meeting, in person or by proxy.  The meeting was adjourned to February 14, 2010, not having received the required vote of the holders.  The breakdown of the vote is as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the amending          2,395,051,248.180       315,115,215.590        163,428,344.710

Fund’s policy regarding

borrowing

2. To approve the Fund’s              2,393,515,602.570        317,205,912.230       162,873,293.680

policy regarding lending

3. To permit investment in            2,435,108,609.130       286,283,020.590        152,203,178.760

other investment companies

A Special Meeting of Shareholders of Dreyfus Tax Exempt Cash Management (the “Fund”) was held on February 14, 2010.  Out of a total of 6,292,774,455.860 shares (“Shares”) entitled to vote at the Meeting, a total of 2,873,636,026.480 shares were represented at the Meeting, in person or by proxy.  Since the quorum was not present, the vote required by statute was not obtained for this fund.  The breakdown of the vote is as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the amending          2,395,060,226.930       315,147,454.840        163,428,344.710

Fund’s policy regarding

borrowing

2. To approve the Fund’s              2,393,524,581.320        317,238,151.480       162,873,293.680

policy regarding lending

3. To permit investment in            2,435,117,587.880       286,315,259.840        152,203,178.760

other investment companies